UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

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HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

P.O. Box 1128 Abingdon, Virginia (Address of principal executive offices)	24212-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Pursuant to the Indenture, dated January 21, 1998, between Highlands Bankshares, Inc. (the “Company”) and Wilmington Trust Company (the “Trustee”), on November 27, 2007, the Company gave notice to the Trustee of its intention to redeem, on January 15, 2008, $3,862,500 in principal amount of its Junior Subordinated Debt Securities due January 15, 2028 (the “Debt Securities”). All of the Debt Securities are held by Highlands Capital Trust I (the “Trust”), the Company’s partially-owned subsidiary. The Debt Securities were issued originally on January 21, 1998 and, in accordance with their terms, are subject to redemption, in whole or in part, at the Company’s option on or after January 15, 2008. The redemption price for the Debt Securities will be 104.625% of the principal amount of the Debt Securities to be redeemed, plus accrued and unpaid interest to but excluding the redemption date.

As a result of the redemption of the Debt Securities and pursuant to the Amended and Restated Declaration of Trust, dated January 21, 1998, between the Company, the Trustee, and the administrative trustees named therein (the “Declaration of Trust”), the Trust is required to use the proceeds that it receives from the redemption of the Debt Securities to redeem, on the same day and at the same redemption price, a “like amount” of the Trust’s outstanding Common Securities and $2.3125 Preferred Securities (the “Preferred Securities”). On December 7, 2007, the Trustee sent notice to the holders thereof that Preferred Securities in an aggregate liquidation amount of $3,750,000 will be redeemed. The redemption price for the Preferred Securities will be 104.625% of the liquidation amount of $25.00 per redeemed Preferred Security, plus accumulated distributions thereon to but excluding the redemption date. The Company holds $1,200,000 in principal amount of the outstanding Preferred Securities. Pursuant to the Declaration of Trust, the Trustee, as Property Trustee for the Trust, shall select the Preferred Securities to be redeemed on a pro rata basis by such method as the Trustee shall deem fair and appropriate.

The Company holds all 9,000 of the Common Securities. On December 7, 2007, the Trustee also sent notice that Common Securities in an aggregate liquidation amount of $112,500 will be redeemed. The redemption price for the Common Securities will be 104.625% of the liquidation amount of $25.00 per redeemed Common Security, plus accumulated distributions thereon to but excluding the redemption date.

As a result of these transactions, the Company expects to incur a charge to earnings of approximately $168,000, net of tax. This charge includes the early redemption premium and the impairment of unamortized debt issuance costs relating to the redeemed Debt Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: December 10, 2007	By: /s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer